EXHIBIT 10.54

AMENDMENT NO. 1 TO LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT (the “Amendment No. 1”) is made and entered into as of July 30, 2003 (“First Amendment Date”) by and between SUNLINK HEALTH SYSTEMS, INC. (“SunLink”), an Ohio corporation, as lender (the “Initial Lender”), and any lenders party hereto from time to time (collectively the “Lenders”), and HEALTHMONT, INC. (“HealthMont”), a Tennessee corporation, as borrower (the “Borrower”).

BACKGROUND STATEMENT

A. SunLink and HealthMont are parties to that certain Agreement and Plan of Merger by and among SunLink, HM Acquisition Corp. (“Merger Sub”) and HealthMont dated as of October 15, 2002 (the “Merger Agreement”), as amended by that certain first amendment thereto dated March 24, 2003 and that second amendment thereto dated as of the same date as this Loan Agreement (the Merger Agreement as amended from time to time is hereinafter referred to as the “Amended Merger Agreement”) whereby SunLink will acquire all of the outstanding shares of HealthMont through the merger of HealthMont with and into the Merger Sub on the terms and conditions set forth in the Amended Merger Agreement (the “Merger”).

B. Initial Lender and Borrower also are party to that certain Loan Agreement dated as of March 24, 2003 (the “Loan Agreement”).

C. The Borrower has requested that the Initial Lender make an additional term loan to the Borrower to partially finance the operations of Borrower prior to the consummation of the Amended Merger Agreement.

D. SunLink as the Initial Lender is willing to make such additional loan to the Borrower on the terms and subject to the conditions and requirements set forth in the Loan Agreement as modified by this Amendment No. 1.

E. Initial Lender and Borrower desire to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment No. 1 and the other Loan Documents, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties to this Amendment No. 1 agree as follows:

Section 1. Defined Terms. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

Section 2. Amendments. The Loan Agreement is amended as follows:

(a) Delete the amount “$1.1 million” from the existing definition of “Commitment” and replace it with “$1.6 million” and delete “hereto” and replace it with

“to the Loan Agreement” such that the definition of “Commitment” in its entirety reads as follows:

“Commitment” means so long as (i) no Default or Event of Default under the Loan Documents shall have occurred and be continuing and so long as the Amended Merger Agreement shall not have terminated, (ii) HealthMont shall not be in breach of its obligations under the Amended Merger Agreement, and (iii) the Management Agreement shall be in full force and effect, the obligation of SunLink to make one or more Loans, from time to time, hereunder in an aggregate principal amount of up to $1.6 million dollars with the funding of any such Loans to be payable only upon the recommendation of the Manager under the Management Agreement and with respect to obligations of the Credit Parties which have been approved for payment by the Manager, including, without limitation, to pay the Obligations of the Credit Parties to the Manager.

All proceeds of any Loan shall be deposited into one or more of the accounts of Borrower with Regions Bank, N.A., identified on Schedule 1.01 to the Loan Agreement or such other account or accounts as to which Heller and Manager both shall consent.

(b) Delete the existing definition of Manager and replace it with the following definition:

“Manager” means SunLink as set forth in the Management Agreement. In the event such Management Agreement is terminated, or the Manager otherwise ceases to serve in such capacity, all references in this Loan Agreement to the Manager shall be ignored and shall thereafter have no force or effect.

(c) Add the following new definitions to Section 1.1:

“Amendment No. 1” shall mean Amendment No. 1 to that certain Loan Agreement dated as of March 24, 2003 between Borrower and Initial Lender.

“Amendment Date” shall mean the date of the Amendment No. 1 as set forth in the introduction to Amendment No. 1.

“Management Agreement” means that certain Management Agreement between SunLink and HealthMont dated as of March 24, 2003, as amended by that certain first amendment thereto dated as of the same date as this Amendment No. 1, and as such management agreement may be further amended or supplemented from time to time.

Section 3. Conditions Precedent. The effectiveness of this Amendment No. 1 is subject to satisfaction of the following conditions precedent:

(a) Documents. Initial Lender shall have received the following, each, unless otherwise specified below, in form and substance satisfactory to Initial Lender and its counsel:

(i)	This Amendment No. 1, duly executed and delivered by Borrower and Initial Lender.

(ii)	Certified copies of the articles of incorporation and by-laws of Borrower as in effect on the First Amendment Date.

(iii)	Certified copies of all corporate action, including stockholder approval, if necessary, taken by Borrower, to authorize the execution and delivery of this Amendment No. 1, and the other documents contemplated hereby and the performance of transactions contemplated hereby and thereby.

(iv)	Certificates of incumbency and specimen signatures with respect to each of the officers of Borrower, who is authorized to execute this Amendment No. 1, and the other documents contemplated hereby.

(v)	A certificate evidencing the good standing of Borrower in the jurisdiction of its incorporation and in each other jurisdiction in which it is qualified as a foreign corporation to transact business.

(vi)	Such other documents and instruments as Lender may reasonably request.

(b) Accuracy of Representations and Warranties. All of the representations and warranties made or deemed to be made under the Loan Documents shall be true and correct as of the First Amendment Date, except such representations and warranties which, by their terms, are applicable only to the Closing Date.

(c) Payment of Cash Fees; Issuance of Warrants. Payment of the First Amendment Cash Fee.

Section 4. Fees, Warrants, and Registration Rights. In consideration of the Initial Lender entering into this Amendment No. 1 and making the Loans to the Borrower, the Borrower will pay to the Initial Lender the following fees:

(a) On the First Amendment Date, the Borrower shall (i) pay an amendment fee (i) to the Initial Lender of $18,182 (the “First Amendment Cash Fee”). The First Amendment Cash Fee shall be fully earned upon the parties’ execution and delivery of this Amendment and non-refundable.

(b) In further consideration of the Initial Lender’s agreement to make the Loans and not demand immediate repayment of the Loans immediately upon the termination of the Amended Merger Agreement (other than due to the consummation of the transactions contemplated thereby),(i) on the first Business Day following termination of the Amended Merger Agreement (other than in connection with the consummation of the transactions contemplated thereby),Borrower shall issue as a deferred amendment fee 61,364 Warrants (the “First Amendment Warrants”) to purchase HealthMont Common Stock to SunLink in the form attached as Exhibit I to the Loan Agreement, and (ii) Borrower agrees that so long as any Obligations of the Credit Parties under the Loan Documents remain outstanding and unpaid, Borrower shall issue to the Lenders or their designee, as their interests appear, on each six month anniversary date of the Termination Date, an aggregate of 122,727 additional Warrants (the “First Amendment Additional Warrants”) to purchase HealthMont Common Stock, at a purchase price of $0.01 per share (not to exceed a total of 245,455 First Amendment Additional Warrants). Such First Amendment Additional Warrants shall be issued in the same form as the Initial Warrants. The Borrower’s obligations under this Section 4 shall be in addition to the Borrower’s obligations under Section 3.01 of the Loan Agreement and shall not be subject to or included in the calculation of the maximum warrants issuable under such section.

(c) The First Amendment Warrants and any First Amendment Additional Warrants and the holders thereof shall have the rights set forth under the Registration Rights Agreement.

Section 5. Ratification. Except as expressly set forth herein, the Loan Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Initial Lender and any other Lenders.

Section 6. Other Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of Initial Lender in connection with the preparation, execution, delivery, and enforcement of this Amendment No. 1, and all other documents and any other transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to Initial Lender.

Section 7. Representations and Warranties; No Defaults. To induce Initial Lender to enter into this Amendment No. 1, Borrower hereby (i) represents and warrants that, to the best of its knowledge, as of the date hereof, and after giving effect to the terms hereof, there exists no Default or Event of Default under the Loan Agreement or any of the Loan Documents, and (ii) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection in favor of Borrower against the Initial Lender or any other Lender exists arising out of or with respect to any of the Obligations.

Section 8. Further Assurances. Borrower agrees to take, and to cause each of its Subsidiaries to take, such further action as Initial Lender shall reasonably request in connection herewith to evidence the amendments herein contained to the Loan Agreement.

Section 9. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

Section 10. Beneficiaries. This Amendment No. 1 shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

Section 11. Choice of Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of Georgia.

Section 12. Designation as Senior Subordinated Indebtedness. This Amendment No. 1, all other Loan Documents as amended through the date hereof, all existing Loans and further Loans pursuant to this Amendment No. 1 and other obligations are identified and confirmed as “Senior Subordinated Indebtedness,” as each such term is defined in the Subordination Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered under seal, all as of the date first stated above.

BORROWER:

HEALTHMONT, INC

(CORPORATE SEAL)
	By:	/s/ TIMOTHY S. HILL
Timothy S. Hill
President and Chief Executive Officer

INITIAL LENDER:

SUNLINK HEALTH SYSTEMS, INC.

(CORPORATE SEAL)
	By:	/s/ ROBERT M. THORNTON, JR.
Robert M. Thornton, Jr.
Chief Executive Officer

Chatham Investment Fund I, LLC (“Chatham”), a Delaware limited liability company, hereby joins in and consents to this Amendment No. 1 from and to the extent necessary under the Note Purchase Agreement between Chatham and SunLink dated March 24, 2003 and the related agreements entered into in connection therewith.

CHATHAM INVESTMENT FUND I, LLC

By:	/s/ BRIAN G. REYNOLDS
Name:	Brian G. Reynolds
Title: A member of its Board of Managers

This Amendment No. 1 is acknowledged and

consented to by:

HEALTHMONT OF GEORGIA, INC., a Tennessee corporation

By:	/s/ TIMOTHY S. HILL
Its:	President

HEALTHMONT OF MISSOURI, INC., a Tennessee corporation

By:	/s/ TIMOTHY S. HILL
Its:	President